                                                                     EXHIBIT 5.1


                         LeBoeuf, Lamb, Greene & MacRae
                                     L.L.P.
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

NEW YORK                                                                 LONDON
WASHINGTON, D.C.                                                (A LONDON-BASED
ALBANY                                               MULTINATIONAL PARTNERSHIP)
BOSTON
DENVER                                                                    PARIS
HARRISBURG
HARTFORD                                                               BRUSSELS
HOUSTON
JACKSONVILLE                                                       JOHANNESBURG
LOS ANGELES                                                          (PTY) LTD.
NEWARK
PITTSBURG                                                                MOSCOW
SALT LAKE CITY
SAN FRANCISCO                                                            RIYADH
                                                            (AFFILIATED OFFICE)

                                                                       TASHKENT

                                                                        BISHKEK

                                                                         ALMATY

                                                                        BEIJING




                                                              December 19, 2002


Nationwide Financial Services, Inc.
One Nationwide Plaza
Columbus, Ohio  43215

     Re: Nationwide Financial Services, Inc., Nationwide Financial Services Capital Trust III and Nationwide Financial Services Capital Trust IV
            --------------------------------------------------------------------

Ladies and Gentlemen:

                  We are acting as counsel for Nationwide Financial Services, Inc., a Delaware corporation (the "Company"), and Nationwide Financial Services Capital Trust III and Nationwide Financial Services Capital Trust IV, each a statutory trust formed under the laws of the State of Delaware (each a "Trust" and, collectively, the "Trusts"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the following securities of the Company: (i) unsecured senior debt securities (the "Senior Debt Securities"); (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (iii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts");
(iv) shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"); (v) contracts for purchase and sale of Class A Common Stock (the "Stock Purchase Contracts"); (vi) stock purchase units, consisting of a Stock Purchase Contract and Debt Securities, preferred securities or debt obligations of third parties, including U.S. Treasury Securities (the "Stock Purchase Units"); and (vii) guarantees (the "Guarantees") of Preferred Securities, as described below. The Registration Statement also relates to the preferred securities of each of the Trusts (the "Preferred Securities" and, together with the Debt Securities, the Preferred Stock, the Depositary Shares, the Receipts, the Class A Common Stock, the Stock

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Nationwide Financial Services, Inc.
December 19, 2002
Page 2


     Purchase Contracts, the Stock Purchase Units and the Guarantees, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

     The Debt Securities may be issued in one or more series pursuant to the Senior Indenture, dated as of November 1, 2001 (as amended or supplemented, the "Senior Indenture") or the Subordinated Indenture, dated as of October 19, 1998 (as amended or supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), each of which is between the Company and Wilmington Trust Company, as trustee, and each of which is incorporated by reference in the Registration Statement. The Preferred Securities may be issued by each Trust pursuant to an Amended and Restated Declaration of Trust to be filed with the Secretary of State of the State of Delaware by the trustees of the relevant Trusts, and the forms of which are filed as exhibits to the Registration Statement. The Guarantees may be issued pursuant to a Preferred Securities Guarantee Agreement (each a "Guarantee Agreement") to be entered into between the Company and Wilmington Trust Company, as trustee, and the forms of which are incorporated by reference in the Registration Statement.

     We have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions contained herein, we are of the opinion that:

         1. Assuming that the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly and properly authorized, when (i) the Registration Statement has become effective under the Securities Act,
     (ii) a supplemental indenture in respect of such Debt Securities has been duly executed and delivered, (iii) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and
     (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities (including any Debt Securities duly issued upon exchange


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Nationwide Financial Services, Inc.
December 19, 2002
Page 3



     or conversion of any shares of Preferred Stock or Preferred Securities that are exchangeable or convertible into Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

         2. Assuming that shares of Preferred Stock have been duly and properly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of a class or series of Preferred Stock have been duly and properly authorized for issuance and articles supplementary to the Certificate of Incorporation of the Company classifying the shares of Preferred Stock and setting forth the terms thereof have been filed and accepted for record and (iii) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock (including any shares of Preferred Stock duly issued upon exchange for or conversion of Class A Common Stock, Debt Securities, Stock Purchase Contracts and Stock Purchase Units) will be validly issued, fully paid and nonassessable.

         3. Assuming that a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly and properly authorized, when (i) the Registration Statement has become effective under the Securities Act,
     (ii) the Deposit Agreement has been duly executed and delivered, (iii) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iv) the Preferred Stock relating to such Depositary Shares have been duly and properly authorized for issuance and articles supplementary to the Certificate of Incorporation of the Company classifying such Preferred Stock and setting forth the terms thereof have been filed and accepted for record, (v) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and
     (vi) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

         4. Assuming that shares of Class A Common Stock have been duly and properly authorized for issuance, when (i) the Registration Statement has become effective under the Securities Act, and (ii) such shares of Class A Common Stock have been duly issued and paid for in the manner contemplated in the Registration Statement

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Nationwide Financial Services, Inc.
December 19, 2002
Page 4



     and any prospectus supplement relating thereto, such shares of Class A Common Stock (including any shares of Class A Common Stock duly issued upon exchange for or conversion of Preferred Stock, Debt Securities, Stock Purchase Contracts and Stock Purchase Units) will be validly issued, fully paid and nonassessable.

         5. Assuming that Stock Purchase Contracts have been duly and properly authorized (including authorization of the issuance of the Class A Common Stock to be issued pursuant to the Stock Purchase Contracts), when (i) the Registration Statement has become effective under the Securities Act, (ii) the issuance and terms of any Stock Purchase Contracts, the terms of the offering thereof and related matters have been duly and properly authorized, (iii) the Stock Purchase Contracts have been duly and properly executed, issued and and delivered and (iv) the payment of the consideration for the Stock Purchase Contracts has been made in accordance with such authorization as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Stock Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

         6. Assuming that Stock Purchase Units have been duly and properly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the issuance and terms of any Stock Purchase Units, the terms of the offering thereof and related matters have been duly and properly authorized and (iii) the Company has taken all necessary corporate action to authorize the issuance and terms of the Stock Purchase Contracts that are a component of such Stock Purchase Units (including authorization of the issuance of the Class A Common Stock to be issued pursuant to such Stock Purchase Contracts), and assuming (a) in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (b) in the case of Stock Purchase Units consisting at least in part of Debt Securities and Preferred Securities, the Company has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities and Preferred Securities and (c) the due execution, authentication (in the case of such Debt Securities and Preferred Securities), issuance and delivery of (1) such Stock Purchase Units, (2) such Stock Purchase Contracts and (3) in the case of Stock Purchase Units consisting at least in part of Debt Securities and Preferred Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities and Preferred Securities, in each case upon the payment of the consideration therefor in accordance with such corporate action and, in the case of such Debt Securities, the Indentures, such Stock








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Nationwide Financial Services, Inc.
December 19, 2002
Page 5



     Purchase Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

         7. Assuming that Guarantees have been duly and properly authorized, when (i) the Registration Statement has become effective under the Securities Act, (ii) the applicable Guarantee Agreement has been duly executed and delivered and its terms are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Guarantees will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Offered Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.